Exhibit 10.46

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (the “Agreement”) is made by and between Farzan (Bob) Roohparvar (“Executive”) and Tessera Technologies, Inc., on behalf of itself and its subsidiary, DigitalOptics Corporation (together, the “Company”), effective as of the eighth day following Executive’s signature of this Agreement without revocation (the “Effective Date”) with reference to the following facts:

A.       Executive was President of DigitalOptics Corporation from March 28, 2011 through September 4, 2012 (the “Separation Date”).

B.       Executive and the Company want to end their relationship amicably and also to establish the obligations of the parties including all amounts due and owing to Executive, without limitation, under the terms of the offer letter dated March 22, 2011 and the Change of Control Severance Agreement and Severance Agreement, each dated as of March 28, 2011 (collectively, the “Employment Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.       Separation Payments. Without admission of any liability, fact or claim, the Company hereby agrees, subject to the timely execution of this Agreement without revocation, and Executive’s performance of his continuing obligations pursuant to this Agreement, the Consulting Agreement attached as Exhibit A hereto (the “Consulting Agreement”), the Employment Confidential Information, Invention Assignment and Arbitration Agreement attached hereto as Exhibit B (the “Confidentiality Agreement”), and any other material agreement between Executive and the Company, to provide Executive the separation payments and other benefits set forth below. Specifically, the Company and Executive agree as follows:

(a)       Initial Separation Payment; Executive Attorney’s Fees. Within five (5) business days of the Effective Date, the Company shall tender checks in the aggregate amount of $500,000 (five hundred thousand dollars) to Executive and his attorneys, McGuinn, Hillsman & Palefsky, as follows:

(i)       A check in the amount of $150,000 (one hundred fifty-thousand dollars) payable to McGuinn, Hillsman & Palefsky, and reported to the relevant taxing authorities on Forms 1099 issued to McGuinn, Hillsman & Palefsky and to Executive; and

(ii)       A check in the amount of $350,000 (three hundred fifty-thousand dollars), less applicable tax withholding, payable to Executive.

(b)       Subsequent Separation Payments. Provided that he complies with his obligations as set forth in this Agreement and the Confidentiality Agreement, Executive shall receive additional separation payments aggregating $440,000 (four hundred forty thousand dollars), less applicable tax withholding, to be paid in arrears on a monthly pro-rata basis beginning January 31, 2013 and ending December 31, 2013. For the avoidance of doubt, the payments to be made pursuant to this Section 1(b) are not subject to forfeiture or reduction solely by reason of any breach of Executive of his obligations under the Consulting Agreement.

(c)       Consulting Agreement and Consulting Payments. Provided that he complies with his obligations as set forth in this Agreement, the Confidentiality Agreement, and the Consulting Agreement Executive shall receive consulting payments aggregating $60,000 (sixty thousand dollars), less applicable tax withholding, to be paid in arrears on a monthly basis beginning January 31, 2013 and ending December 31, 2013.

(d)       Taxes. Executive understands and agrees that all payments under this Agreement will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(e)       Sole Separation Benefit. Executive acknowledges and agrees that the payments referenced in this Section 1 fully satisfy Executive’s rights under the Employment Agreements, and constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.

2.       Full Payment. Executive acknowledges that the payments and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the separation thereof.

3.       Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 3, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)       On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Company Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Company Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating in any manner to Executive’s Employment Agreement, hire, employment, remuneration, equity grants, failure to grant to Executive equity to which he claims he was entitled, or separation of the Executive’s employment by the Company Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under the Age Discrimination in Employment Act (“ADEA”), as amended, 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act , 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)       Notwithstanding the generality of the foregoing, Executive does not release Claims for indemnification under the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law, any director and officer policies of insurance in effect as of the Separation Date; Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment; and any other Claims that cannot be released as a matter of law.

(c)       In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)       Executive has the right to consult with an attorney before signing this Agreement;

(ii)      Executive has been given at least twenty-one (21) days to consider this Agreement;

(iii)     Executive has seven (7) days after signing this Agreement to revoke it, and Executive will not receive the severance benefits provided by Section 1 of this Agreement unless and until such seven (7) day period has expired. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, by facsimile or email, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Release to Linda M. Inscoe at 415-395-8028 or linda.inscoe@lw.com.

(d)       EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4.       Company’s Release of Executive. The Company (on behalf of its predecessors, successors, and affiliates) releases and forever discharges Executive, his spouse, heirs, successors, assigns, representatives and agents, and all persons acting by, through, under or in concert with them, or any of them (the “Executive Releasees”) of and from any and all manner of Claims, which the Company now has or may hereafter have against the Executive Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The released claims include, but are not limited to, claims relating to Executive’s employment or the discontinuance of Executive’s employment and claims arising under federal, state or local statutory or common law, such as the California Labor Code and California Business & Professions Code Section 17200.

5.       Additional Covenants. Executive and the Company further agree as follows:

(a)       Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, whether verbally or by non-verbal gesture or communication, either publicly or privately. The Company agrees that members of its Board of Directors and its Chief Executive Officer shall not disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 5(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b)       Non-Solicitation. Executive agrees that during the Term of the Consulting Agreement he shall not solicit directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (whether on Executive’s own behalf or on behalf of any other person or entity) any employee, consultant, independent contractor, vendor, customer or known potential customer of the Company to leave his or her employment, consulting or independent contractor relationship with the Company or to adversely alter his, her or its business arrangements with the Company.

(c)       Non-Interference. Executive agrees that during the Term of the Consulting Agreement, he shall not directly or indirectly, personally or through others, interfere or in any way seek to negatively influence the Company’s relationship or business with any employee, consultant, independent contractor, vendor, customer or known potential customer of the Company.

(d)       Transfer of Company Property. Executive represents and warrants that, on or before the Separation Date, he turned over to the Company all electronic or physical files, memoranda, records, and other documents, and any other electronic, physical or personal property of the Company which Executive had in his possession, custody or control.

(e)       Executive’s Cooperation. After the Effective Date, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any (i) prosecution of or other filings and proceedings before the United States

Patent and Trademark Office or other patent office with respect to any pending or future patent applications or issued patents, (ii) pending or future internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company during his employment with the Company. Such cooperation shall include but is not limited to Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment, and providing declarations as requested. Such cooperation shall be provided without additional charge during the Term of the Consulting Agreement, and at a pre-agreed consulting rate thereafter.

6.       Representations. Executive and the Company warrant and represent that (a) neither has filed or authorized the filing of any complaints, charges or lawsuits against the other or any released party with any governmental agency or court, and that if, unbeknownst to Executive or the Company, such a complaint, charge or lawsuit has been filed on his or its behalf, he or it will immediately cause it to be withdrawn and dismissed, (b) the execution, delivery and performance of this Agreement by Executive and the Company does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive or the Company is a party or any judgment, order or decree to which Executive or the Company is subject, and (c) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive and the Company, enforceable in accordance with its terms. Executive further represents that (d) he has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (e) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, and (f) he is not aware of any complaint (including any whistleblower complaint), charge or lawsuit being prepared against the Company or any of its subsidiaries by any employee, former employee, or third party.

7.       No Assignment. Executive and the Company warrant and represent that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive or the Company might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company, Executive or any other released party because of any actual assignment, subrogation or transfer by Executive or the Company, Executive and the Company agree to indemnify and hold harmless the aggrieved party against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

8.       Governing Law; Enforcement. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California. Any action to enforce this Agreement shall be brought in the California Superior Court for the County of Santa Clara.

9.       Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with regard to the subject matter hereof. The Company and Executive acknowledge that the termination of Executive’s employment with the

Company was intended to constitute an involuntary separation from service for the purposes of Section 409A of the Code, and the related Department of Treasury regulations. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by Executive and the Chief Executive Officer of the Company and recite that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Fascimile and pdf signatures shall have and be given the same force and effect as original signatures.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: December 10, 2012

/s/ Farzan Bob Roohparvar
Farzan (Bob) Roohparvar, Ph.D.

DATED: December 11, 2012

	By:	/s/ Robert A. Young
Title: President and CEO
Tessera Technologies, Inc.

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